UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 19, 2018

Date of Report (Date of earliest event reported)

ADESTO TECHNOLOGIES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-37582	16-1755067
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer Identification
incorporation)		No.)

3600 Peterson Way, Santa Clara	95054
(Address of principal executive offices)	(Zip Code)

(408) 400-0578

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submissions of Matters to a Vote of Security Holders.

On June 19, 2018, Adesto Technologies (the “Registrant”) held its 2018 Annual Meeting of Stockholders (the “Meeting”). At the Meeting, the stockholders voted on the following two proposals and cast their votes as follows:

1.  To elect two Class III directors, each to serve until the third annual meeting of stockholders following the Meeting and until his successor has been elected and qualified or until his earlier resignation or removal:

Nominee	For	Withheld	Broker Non- Votes
Nelson Chan	6,373,524	2,308,057	7,254,896
Narbeh Derhacobian	7,006,102	1,675,479	7,254,896

Each of the directors named under Proposal No. 1 was elected.

2.  To ratify the appointment of BPM LLP as the Registrant’s independent registered public accounting firm for the year ending December 31, 2018:

Shares Voted in Favor:	15,788,441
Shares Voted Against:	12,450
Shares Abstaining:	135,496

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADESTO TECHNOLOGIES CORPORATION

Date: June 21, 2018	By:	/s/ Ron Shelton
		Name:	Ron Shelton
		Title:	Chief Financial Officer and Secretary